EXHIBIT 99.2

Sostre Enterprises, Inc.

Financial Statements

December 31, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director of

Sostre Enterprises, Inc.

We have audited the accompanying balance sheet of Sostre Enterprises, Inc. (the “Company”) as of December 31, 2015 and the related statement of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Sostre Enterprises, Inc. as of December 31, 2015 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a net loss of $91,550 and used cash in operations of $89,602 and an accumulated deficit of $205,965 at December 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

February 28, 2017

Sostre Enterprises, Inc.

Balance Sheet

December 31, 2015

December 31,
2015
ASSETS

Currents Assets
Cash	$1,127
Cash - restricted	10,009
Accounts receivable, net	5,821
Inventories, net	124,521
Total Current Assets	141,478
Fixed Assets, net	1,104
Total Assets	$142,582

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts Payable	$105,376
Accrued Expenses	56,365
Deferred Revenue	12,670
Loans Payable	66,191
Notes Payable	107,944
Total Current Liabilities	348,546
Total Liabilities	348,546

Commitments and Contingencies (See Note 9)

Shareholders' Deficit
Common stock, par value $0, 25,000 shares authorized, 25,000
issued and outstanding at December 31, 2015	1
Accumulated Deficit	(205,965)
Total Shareholders' Deficit	(205,964)
Total Liabilities and Shareholders' Deficit	$142,582

See accompanying notes to financial statements

Sostre Enterprises, Inc.

Statement of Operations

Year Ended December 31, 2015

Year Ended
December 31,
2015

Revenues
Revenues from product sales	$1,238,270
Revenues from services	143,849
Total Revenues	1,382,119
Cost of sales	641,154
Gross profit	740,965

Operating expenses
Advertising and promotion	319,397
Salaries and wages	271,659
Selling, general and administrative expenses	211,916
Total operating expenses	802,972

Loss from operations	(62,007)

Other income (expense)
Interest expense	(29,543)
Total other income (expense)	(29,543)

Net loss before income taxes	(91,550)
Income taxes	----

Net loss	$(91,550)

See accompanying notes to financial statements

Sostre Enterprises, Inc.

Statement of Changes in Shareholders' Deficit

Year Ended December 31, 2015

				Total
	Common Stock		Accumulated	Shareholders'
	Shares	Amount	Deficit	Deficit

Balance-December 31, 2014	25,000	$1	$(114,415)	$(114,414)
Net loss			(91,550)	(91,550)

Balance-December 31, 2015	25,000	$1	$(205,965)	$(205,964)

See accompanying notes to financial statements

Sostre Enterprises, Inc.

Statement of Cash Flows

Year Ended December 31, 2015

Year Ended
December 31,
2015

Cash Flows from operating activities:
Net loss	$(91,550)
Adjustments to reconcile net loss to cash used in operations:
Depreciation	1,035
Allowance for doubtful accounts	8,676
Changes in operating assets and liabilities:
Accounts receivable	(9,262)
Inventory	(61,289)
Accounts payable	33,016
Accrued expenses	39,852
Deferred revenue	(10,080)
Net cash used in operating activities	(89,602)

Cash flows from investing activities:
Restricted cash	(5)
Purchase of fixed assets	(1,132)
Net cash used in investing activities	(1,137)

Cash flows from financing activities:
Proceeds from notes payable, net of repayments	23,153
Proceeds from loans payable, net of repayments	44,100
Net cash provided by financing activities	67,253

Net decrease in cash	(23,486)
Cash at beginning of period	24,613
Cash at end of period	$1,127

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$29,543
Income taxes	$ -----

See accompanying notes to financial statements

Sostre Enterprises, Inc.

Notes to the Financial Statements

For the Year ended December 31, 2015

Note 1 – Organization and Nature of Operations

Sostre Enterprises, Inc. (“Company,” “we,” “us,” “our” or “Sostre”) was organized under the laws of the State of Florida in 2003. The Company, through its Black Helmet®, Apparel brand has an apparel and targeted accessories business comprised of various website properties and content, social media content, inventory and other intellectual property rights. Launched June 2008, Black Helmet clothing and accessories feature designs that are hand drawn, unique and relay the courageous side of firefighting and other first responders. Our Black Helmet products are sold primarily through our website at www.blackhelmetapparel.com.

In addition, the Company, through its brand WebLift®, provides marketing, consulting, design, and development services for businesses, non-profits, and municipalities. Specialties include branding and expertise in digital marketing solutions and search engine optimization.

Note 2 – Going Concern

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained a net loss of $91,550 and used cash in operating activities of $89,602 for the year ended December 31, 2015. The Company had an accumulated deficit of $209,965 at December 31, 2015. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving loans, many at high interest rates, to sustain its current level of operations.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

Our financial statements are prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). These accounting principles require management to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of our financial statements as well as reported amounts of revenue and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates included in the accompanying financial statements include revenue recognition, valuation of inventory, and estimates of depreciation period for fixed assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and short-term debt, the carrying amounts approximate fair value due to their short maturities.

Sostre Enterprises, Inc.

Notes to the Financial Statements

For the Year ended December 31, 2015

We adopted accounting guidance for financial and non-financial assets and liabilities in accordance with ASC 820 “Fair Value Measurements and Disclosures.” This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

The policy for determining past due status is based on the contractual payment terms of each customer, which are primarily related to revenues related to the WebLift services. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or market using the first in, first out (FIFO) method. Provisions have been made to reduce excess or obsolete inventories to their net realizable value.

Fixed Assets

Fixed assets are recorded at cost. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold of $500 are expensed as incurred.

Fixed Asset Type	Depreciable Years

Computer Equipment	5 Years
Office Furniture	7 Years
Video Equipment	5 Years

Restricted Cash

As of December 31, 2015, the Company has restricted cash in the amount of $10,009 related to a deposit to secure a line of credit from a financial institution utilized for working capital.

Sostre Enterprises, Inc.

Notes to the Financial Statements

For the Year ended December 31, 2015

Revenue Recognition

The Company’s Black Helmet division generates revenue from the online sale of merchandise, primarily targeting first responders and their families. Our Weblift division provides marketing, consulting, design, and development services for businesses, non-profits, and municipalities.

Revenue recognition requires that persuasive evidence of a sale arrangement exists, services are delivered or delivery of goods occurs through transfer of title and the risk and rewards of ownership, the selling price is fixed or determinable and collectability is reasonably assured. Provisions for discounts and rebates to customers are established as a reduction to revenue in the period the related sales are recorded.

Cost of Sales

Components of costs of sales related exclusively to our Black Helmet Apparel division and include product costs, shipping costs to customers and any inventory adjustments.

Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs for shipments to customers as cost of revenues.

Sales Return Reserve Policy

Our return policy generally allows our end users to return purchased products for refund or in exchange for new products. We estimate a reserve for sales returns, if any, and record that reserve amount as a reduction of sales and as a sales return reserve liability. Sales to consumers on our web site generally may be returned within a reasonable period of time.

Concentrations

The Company has historically purchased a substantial amount of its products from two vendors. These vendors provide our Black Helmet division with our custom designed clothing and accessory items. Purchases from these vendors for the year ended December 31, 2015 accounted for 29% and 14% of our total purchases, respectively. Although we continue to add additional product vendors and we continue to expand our product line and vendor relationships, due to continued high concentration and reliance on these two vendors, the loss of one or both of these vendors could adversely affect the Company’s operations.

General and Administrative Costs

General and administrative costs are primarily comprised of salaries and benefits associated with finance, legal, and other administrative personnel, overhead and occupancy costs, outside professional services, insurance, rent and miscellaneous costs.

Advertising and Marketing

Advertising and marketing expenses are primarily comprised of online marketing of our websites and, email marketing.

Sostre Enterprises, Inc.

Notes to the Financial Statements

For the Year ended December 31, 2015

Income taxes

The Company is a Subchapter S Corporation for Federal and State income taxes, whereas taxable income or loss flows through to the shareholders on their individual tax returns rather than at the corporate level. The tax returns of the Company for the years ending 2013 through 2016 are subject to examination by the Internal Revenue Service, generally for three years after they are filed. The Company has not yet filed its 2014 or 2015 tax returns.

Note 4 – Accounts Receivable

At December 31, 2015, accounts receivable totaled $5,821. Our accounts receivable is comprised primarily to revenues related to the WebLift services.

Note 5 – Inventories

Inventory, net of reserves, is comprised of finished goods only as the Company does not have any raw materials used for any work-in-process production or manufacturing. At December 31, 2015 total inventory was $124,521. The reserve for potential inventory losses at December 31, 2015 was $-0-.

Note 6 – Fixed Assets

Fixed assets consist of the following at December 31, 2015:

Fixed Asset Type	Total

Computer Equipment	$4,267
Video Equipment	2,934
Total	7,201
Less accumulated depreciation	(6,097)

Fixed assets, net	$1,104

For the year ended December 31, 2015, depreciation expense totaled $1,035.

Note 7 – Loans Payable

Loans payable consists of the following at December 31, 2015:

Loan	Total

Kabbage Inc.	$35,214
Revelation Media Networks	21,000
Citi Financials	9,977

Total	$66,191

The Company enters into short-term loan agreements with Kabbage, Inc., generally with a term of a year or shorter to meet working capital requirements. Interest on the loans may range from 10% to above 35% and are generally serviced through direct withdrawal from Company accounts. Lenders may or may not require collateral and when required, is general related to cash flows from the Company’s e-commerce transactions. The line of credit from Citi Financials is secured by a restricted cash balance of $10,009 held in the same institution.

The Company entered into a loan payable agreement with Revelation Media Networks. The loan has a one-time interest charge of $3,000. The loan is due on demand.

Sostre Enterprises, Inc.

Notes to the Financial Statements

For the Year ended December 31, 2015

Note 8 – Notes Payable

Notes payable consists of the following at December 31, 2015:

Note	Total

Unrelated party	$40,000
On Deck Capital	45,944
PayPal working capital	22,000
Total	$107,944

The Company has entered into Note agreements with On Deck Capital and Paypal Working Capital to provide working capital. All notes are current obligations and have interest rates ranging from 15% to 35%. One note is secured by e-commerce proceeds under terms providing for the creditor to directly withdraw from the Company’s accounts each working day.

On December 23, 2015, the Company entered into a note payable agreement with an unrelated party for $40,000. The note is bearing interest of 15% and is due on March 31, 2016. The Company fully paid off the balance on the maturity date.

Note 9 – Commitments and Contingencies

The Company leases its warehouse and office facility for its Black Helmet Apparel division in Orlando Florida. The facility is approximately 2,667 square feet primarily consisting of warehouse storage. Lease expense for the year ended December 31, 2015 totaled approximately $18,000. The lease was renewed for a three year term in April 2016 at an initial base rate of $1,641 per month plus CAM charges. The lease has an initial three year term.

In addition, the Company leases administrative office space in Miami Florida on a month-to-month basis.

Lease expense for this location totaled approximately $7,000 for the year ended December 31, 2015. The lease is cancellable by the Company upon 30 days written notice.

Future minimum lease commitments are as follows:

2016	$16,410
2017	21,102
2018	21,964
2019	3,680
2020	---
$63,156

Note 10 – Subsequent Events

In December 2016, pursuant to the terms of an Asset Purchase Agreement, we sold our Black Helmet Apparel operations to Bright Mountain Media, Inc. for total consideration of $660,000. Considerations received consisted of $250,000 in cash including direct payment to creditors of $80,000, forgiveness of $200,000 in working capital advances made by Bright Mountain to the company, assumption of $40,000 in debt and the issuance of $200,000 for their common shares with a fair value of $170,000.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 28, 2017 the date the financial statements were issued.